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                                                                 Exhibit 10(bbb)

                          CORPORATION NOTE - STRAIGHT

$347,750                     Lake Oswego, Oregon              SEPTEMBER 11, 1998

Computerized Thermal Imaging, Inc., 141 North State Street, Suite 161, Lake Oswego, OR 97034 (503) 650-0119, after date for value received, the undersigned makers promise to pay to Manhattan Financial Group or order at 1147 Manhattan Ave. #134, Manhattan Beach, CA 90266 the sum of Three Hundred and Forty Seven Thousand and Seven Hundred Fifty ($347,750) DOLLARS, with interest from September 11, 1998 on the unpaid principal at the rate of ten (10%) per cent per annum, payable on or before April 11, 1999.

Should interest not be paid when due, it shall thereafter bear interest as though it were principal. Should default occur in the payment of interest when due, the entire loan shall become due and payable immediately without notice, at the option of the holder of the note. Interest after maturity will accrue at the rate indicated herein. Principal and interest are payable in lawful money of the United States. Each maker will be jointly and severally liable and consents to renewals, replacements and extensions of time for payment hereof before or after maturity, and waives presentment, demand and protest and the right to assert any statue of limitations. If any action be instituted on this note, the undersigned promises to pay such sum as the Court may fix as attorney's fees.

As additional consideration for the loan the maker grants the lender at his sole option the right at maturity to convert the note and interest into common stock at 50% of the closing price as of the date of the note (September 11, 1998) or the lesser of 50% of the closing bid price on any date on which the lender chooses by written notification to convert his note and interest to common shares. Attached hereto as an exhibit is the price history of the common stock of CTI from 9/1/98 to 9/21/98.

This Corporate Note is a general obligation of the corporation.

for Computerized Thermal Imaging, Inc.

David B. Johnston, President   /s/ David B. Johnston

Witnessed:

/s/ Jim Forbes